UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/25/2012

Sears Holdings Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51217

Delaware	20-1920798
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3333 Beverly Road
Hoffman Estates, Illinois 60179
(Address of principal executive offices, including zip code)

847-286-2500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported in the registrant's Current Report on Form 8-K filed on March 13, 2012, on March 7, 2012, the Compensation Committee (the "Committee") of the Board of Directors of Sears Holdings Corporation (the "Company") approved the restatement of the Sears Holdings Corporation Annual Incentive Plan and 2012 performance goals and measures thereunder (the "AIP"), subject to stockholder approval of the Sears Holdings Corporation Umbrella Incentive Program (the "Umbrella Program"), as amended and restated, at the Company's annual meeting of stockholders to be held on May 2, 2012 (the "2012 Annual Meeting").

On April 25, 2012, the Committee approved revised 2012 performance goals and measures under the AIP, subject to stockholder approval of the Umbrella Program at the 2012 Annual Meeting, as discussed below.

As revised, payouts with respect to all quarterly targets and thresholds under the AIP are subject to the attainment of an annual SHC EBITDA threshold amount in addition to the other payout conditions that were approved on March 7, 2012. Payouts under the AIP, if any, will range from 20%, generally, of the target incentive award at a threshold level of performance established by the Committee for each performance goal to 200% of the target incentive award at a maximum level of performance (150% of the target level of performance). In addition, any incentive award based on a business unit measure cannot payout for achievement above target unless a certain level of SHC EBITDA also is achieved. Target incentive awards continue to be calculated as a percentage of base salary. For the SHC EBITDA goal, the straight-line slope of the incentive payout percentage from threshold to a point below target was changed to a 1.24% increase in payout for every 1% increase in SHC EBITDA.

The target award percentages (which is a percentage of base salary) and annual incentive opportunity approved by the Committee on March 7, 2012, including for each of our current executive officers named in the Summary Compensation Table contained in the Company's Proxy Statement dated March 16, 2012, remain unchanged. The target award percentage for Ronald D. Boire, Executive Vice President, Chief Merchandising Officer and President, Sears Full Line Stores and Kmart Formats, and William K. Phelan, Senior Vice President, Finance, who were not named executive officers under applicable SEC rules at the time of the Committee's approval of the AIP on March 7, 2012, is 150% and 70%, respectively. The 2012 annual incentive opportunity for Mr. Boire is based solely on SHC EBITDA. The 2012 annual incentive opportunity for Mr. Phelan is based on the aggregate performance for the BOP goal of certain operating business units and the level of performance for the SHC EBITDA goal.

Other than as described in this report, the material elements of the AIP remain unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sears Holdings Corporation

Date: May 01, 2012	By:	/s/ Robert A. Riecker
Robert A. Riecker
VP, Controller and Chief Accounting Officer